EXHIBIT 11



                           IPI, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (In Thousands, Except Per Share Amounts)

                                                            Three Months Ended     Nine Months Ended
                                                                 August 31,            August 31,
                                                            -----------------------------------------
                                                              2001       2000       2001       2000
                                                            -----------------------------------------
Net Income                                                   $5,359     $  151     $9,618     $  872
                                                             ======     ======     ======     ======

Weighted average number of issued shares outstanding          4,859      4,859      4,859      4,843
                                                             ======     ======     ======     ======

Shares used in computation of basic earnings per
     common stock                                             4,859      4,859      4,859      4,843
                                                             ======     ======     ======     ======

Dilutive effect of outstanding stock options and stock
     warrants after application of treasury stock method          0          0          0          0
                                                             ------     ------     ------     ------

Common and common equivalent shares outstanding-diluted       4,859      4,859      4,859      4,843
                                                             ======     ======     ======     ======

Basic and diluted earnings per common share                  $ 1.10     $  .03     $ 1.98     $  .18
                                                             ======     ======     ======     ======


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